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Exhibit 10(h)

                             LAWTER INTERNATIONAL, INC.

                                   AMENDMENT TO
                       1995 NON-QUALIFIED STOCK OPTION PLAN
                             FOR NON-EMPLOYEE DIRECTORS


          Pursuant to a resolution duly adopted by the Board of Directors of Lawter International, Inc. (the "Company") on February 18, 1997, the Company's 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan") is hereby amended as follows, subject to approval by the Company's stockholders.

     1. The first paragraph of Section 3 of the Plan is hereby amended to read in its entirety as follows:

          Each director of the Company who is eligible to be granted an option under the Plan shall receive an automatic grant of options for 15,000 shares upon his or her initial election by the stockholders as a director of the Company and shall receive one additional automatic grant of options for 15,000 shares upon his or her next election as a director of the Company. Each director of the Company who has received options pursuant to the preceding sentence shall thereafter receive an automatic grant of options for 5,000 shares the third and each subsequent time he or she is elected a director by the stockholders. Each of the incumbent directors in office on February 14, 1995 shall receive on that date, subject to stockholder approval of this Plan, a one-time grant of options for 30,000 shares. Each option shall entitle the holder thereof to purchase a total of one share of the Common Stock of the Company.
     The aggregate number of shares which shall be available for such options under this Plan shall be 300,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject to adjustment as provided in Paragraph 9. No option shall be granted under the Plan subsequent to February 13, 2005. Options granted under the plan are intended not to be treated as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Section 8 of the Plan is hereby amended to read in its entirety as follows:

     "8.  LIMIT ON TRANSFER OF OPTIONS

          An optionee may transfer options granted under this Plan to his spouse, his descendants or their spouses (including descendants by adoption), or a trust for any of the foregoing. Any such transfer shall be made by written assignment, shall not be effective until written notice thereof is actually received by the Company, and shall be subject to such conditions as the Committee may require. If any option is so transferred, the transferee shall have the right to exercise the option and to purchase the Common Stock, but all other provisions of this Plan (including specifically Section 7 and the third paragraph of Section 6) shall be applied as if the optionee still owned the option. Except as otherwise specifically provided in this Section 8, an option granted under the Plan shall be exercisable during the life of the optionee only by the optionee, and shall not be transferable by the optionee (or any transferee) other than by will or the laws of descent and distribution."


                                          Adopted by the Board of Directors of
                                          the Company on February 18, 1997